Exhibit 99.1

              FORGENT COMPLETES SALE OF VIDEOCONFERENCING HARDWARE
            SERVICES BUSINESS TO AFFILIATE OF GORES TECHNOLOGY GROUP




     AUSTIN, TX, Jul. 03, 2003 (MARKET WIRE via COMTEX) -- Forgent(TM) Networks (NASDAQ: FORG), a leading provider of enterprise meeting automation software and services, today announced that Gores Technology Group, through its affiliate GTG Holdings Corp., has completed the acquisition of Forgent's videoconferencing hardware services business, based in King of Prussia, PA.

     Gores will rename the videoconferencing hardware services business to Pierce Technology Services, Inc. The transaction is valued at approximately $18 million in aggregate, including $8 million in cash, $2 million in escrow and the assumption of certain liabilities totaling about $8 million. The transaction was approved at Forgent's annual stockholders meeting today.

About Forgent

     Forgent Networks is a leading provider of enterprise meeting automation software and services that enable organizations to schedule and automate their meeting environment. By streamlining the planning, scheduling and execution of meetings, organizations recognize increased productivity and reduced administrative overhead associated with their meeting environment. Forgent's software provides one-stop scheduling of all resources necessary for complex conferences and automatically launches the communications media used for any meeting. The newest suite of products, Forgent ALLIANCE(TM), incorporating additional functionality will be announced in July 2003. For additional information visit www.forgent.com.

About Gores Technology Group

     With headquarters in Los Angeles, Gores Technology Group is a privately held international acquisition and management firm that pursues an aggressive strategy of acquiring promising high-technology organizations and managing them for growth and profitability. GTG has a successful track record of acquiring and managing companies -- including many divisions acquired from large publicly traded companies -- through its commitment to customers, employees and continued development of intellectual property. GTG has acquired and managed approximately 40 interrelated but autonomous technology-oriented companies with locations throughout the world. Those companies provide a broad range of technology-based products and services to a substantial customer base representing millions of active users worldwide. www.gores.com


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                                                                   Exhibit 99.1


Safe Harbor

     This release may include projections and other forward-looking statements that involve a number of risks and uncertainties and, as such, actual results in future periods may differ materially from those currently expected or desired. Some of the factors that could cause actual results to differ materially include changes in the general economy and the technology industry, rapid changes in technology, sales cycle and product implementations, risks associated with transitioning to a new business model and the subsequent limited operating history, the possibility of new entrants into the enterprise meeting automation market, the possibility that the market for the sale of certain software and services may not develop as expected, that development of these software and services may not proceed as planned, risks associated with Forgent's license program, including risks of litigation involving intellectual property, patents and trademarks, and acquisition integration. Additional discussion of these and other risk factors affecting Forgent's business and prospects is contained in Forgent's periodic filings with the SEC.



Frank Stefanik
Gores Technology Group
310-209-3010

Alexa Coy
Investor contact
Forgent Networks
512-437-2678
Caroline Langley
Media contact
512-437-2731





     "Safe Harbor" Statement under the Private Securities Litigation Reform
        Act of 1995: Statements in this press release regarding Forgent's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most
                          recently ended fiscal year.